Exhibit 99.1

Veracyte Announces Second Quarter 2022 Financial Results

Grew Total Revenue to $72.9 million, an Increase of 32%

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., August 2, 2022 --- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the second quarter ended June 30, 2022.

“Our second quarter results reflect our continued focus on execution, and as a result, our portfolio delivered robust revenue growth,” said Marc Stapley, Veracyte’s chief executive officer. “In addition, we significantly expanded the library of clinical evidence demonstrating the performance and utility of our genomic tests and biopharma offerings, which we believe will help drive further test adoption and partnerships. We remain firmly focused on exercising financial discipline as we continue to invest in our near- and long-term growth opportunities to deliver on our strategic vision of improving outcomes for patients all over the world.”

Key Business Highlights:
•Increased second quarter total revenue by 32% to $72.9 million, compared to the second quarter of 2021;
•Grew total test volume to 24,904, an increase of 19% compared to the second quarter of 2021;
•Announced that an updated clinical guideline from the American Urological Association and American Society for Radiation Oncology features a favorable statement for genomic testing, including Decipher Prostate, to help guide care for men with localized prostate cancer.
•Unveiled key clinical evidence across Veracyte’s portfolio:
–Decipher Prostate – Data was published in Annals of Oncology reinforcing the clinical utility of the Decipher Prostate genomic classifier for helping to guide the timing and intensity of therapy in men experiencing prostate cancer recurrence following radical prostatectomy. Additionally, data unveiled at the 2022 ASCO Annual Meeting demonstrated that population-based prostate cancer treatment patterns are independently associated with Decipher classifier score;
–Afirma Genomic Sequencing Classifier – Meta-analysis of independent, real-world studies were presented at ENDO 2022 demonstrating consistent and enhanced Afirma GSC performance, compared to the test’s original clinical validation study;
–Prosigna Breast Cancer Assay – New consensus survey data presented at the ESMO Breast annual meeting showed that leading breast cancer oncologists in Europe agree on the value of gene expression profiling tests, such as Prosigna, and on the importance of molecular subtype information to help inform treatment decisions for patients with early-stage breast cancer;
–Biopharma – New study findings presented orally at ASCO and in a paper published in Lancet Oncology showed the Immunoscore Immune Checkpoint (IC) biomarker’s ability to identify which patients will benefit from immune checkpoint inhibitors in metastatic non-small cell lung cancer and metastatic colorectal cancer, respectively; and
–Percepta Nasal Swab – Data presented at the ATS annual meeting showed that the noninvasive genomic test performed similarly well across the spectrum of tobacco-related risk.
•Ended the second quarter of 2022 with cash, cash equivalents and short-term investments of $164.0 million, compared to $166.4 million at the end of the first quarter of 2022.

Second Quarter 2022 Financial Results
Total revenue for the second quarter of 2022 was $72.9 million, an increase of 32% compared to $55.1 million in the second quarter of 2021. Testing revenue was $59.7 million, an increase of 18% compared to $50.8 million in the second quarter of 2021 driven primarily by the strong performance of our urology tests. Product revenue was $3.1 million, an increase of 16% compared to $2.7 million in the second quarter of 2021. Biopharmaceutical and other revenue was $10.0 million, an increase of $8.4 million compared to $1.6 million in the second quarter of 2021, driven primarily by the contribution of the HalioDx acquisition.

Total gross margin for the second quarter of 2022, including the amortization of acquired intangible assets, was 59%, compared to 62% in the second quarter of 2021. Non-GAAP gross margin, excluding the amortization of acquired intangible assets and other acquisition related expenses was 66%, compared to 68% in the second quarter of 2021.

Operating expenses, excluding cost of revenue, were $53.7 million, an increase of 29% compared to the second quarter of 2021. Non-GAAP operating expenses, excluding cost of revenue, amortization of acquired intangible assets and other acquisition related expenses, were $49.0 million compared to $38.0 million in the second quarter of 2021.

Second quarter 2022 net loss was $9.5 million, an increase of 5% compared to the second quarter of 2021. Basic and diluted net loss per common share was $0.13, flat to the second quarter of 2021. Net cash used by operating activities in the first six months of 2022 was $9.2 million, an improvement of $29.4 million compared to the same period in 2021.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

2022 Financial Outlook
The company is currently projecting full-year 2022 total revenue of $272 million to $280 million, representing year-over-year growth of 24% to 28% compared to the prior year, assuming currency rates as of August 2, 2022. This represents an improved outlook compared to our prior guidance of $265 million to $275 million.

Conference Call and Webcast Details
Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/xvodmkry. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering at the following link: https://register.vevent.com/register/BI2d52800c01ef45e7b962619638558741

About Veracyte
Veracyte (Nasdaq: VCYT) is a global diagnostics company that improves patient care by answering important clinical questions to inform diagnosis and treatment decisions. Our growing menu of advanced diagnostic tests help patients avoid risky, costly procedures and interventions, and reduce time to appropriate treatment. In addition to making our tests available in the United States through our central laboratories, our exclusive license to our best-in-class diagnostics instrument positions us to deliver our tests to patients worldwide through laboratories that can perform them locally. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, our statements related to our expected total revenue and other financial and operating results for 2022 and our plans, objectives, expectations (financial and otherwise) or intentions with respect to our Prosigna, Afirma, Percepta, Envisia, LymphMark, Decipher Prostate, Percepta Nasal Swab, Percepta Genomic Atlas and Decipher Bladder tests and products, including our biopharma atlas, for use in diagnosing and treating diseases, Medicare coverage, and our commercial organization. Forward-looking statements can be identified by words such as: “appears,” "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will," “positioned,” “designed” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; to demonstrate the validity and utility of our genomic tests and biopharma offerings to continue to integrate and expand the HalioDx and Decipher businesses and execute on our business plans; to continue to scale our global operations and enhance our internal control environment; the impact of the COVID-19 pandemic and its variants on our business and general economic conditions; the impact of foreign currency fluctuations and inflation; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2022, and our Quarterly Report on Form 10-Q to be filed for the three months ended June 30, 2022. Copies of these documents, when available, may be found in the Investors section of our website at www.investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, Decipher, Decipher GRID, Afirma, Percepta, Envisia, Prosigna, Lymphmark, TMExplore, Brightplex, Immunosign, “Know by Design” and “More about You” are registered trademarks of Veracyte, Inc. and its subsidiaries in the U.S. and selected countries. Immunoscore IC® is a trademark of Veracyte SAS registered in France. Immunoscore is a registered trademark of Inserm used by Veracyte under license. nCounter is the registered trademark of NanoString Technologies used by Veracyte under license.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP loss from operations. These measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP measures we present may be different from those used by other companies.

We exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences and HalioDx from certain of our non-GAAP measures. Management has excluded the effects of these items in non-GAAP measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business.

Reconciliations between our GAAP results and non‐GAAP financial measures are presented in the tables of this release.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Testing revenue	$59,718	$50,793	$115,698	$83,871
Product revenue	3,108	2,688	6,087	5,747
Biopharmaceutical and other revenue	10,038	1,624	18,862	2,190
Total revenue	72,864	55,105	140,647	91,808

Operating expenses (1):
Cost of testing revenue	18,584	15,589	36,107	26,421
Cost of product revenue	1,646	1,323	3,221	2,813
Cost of biopharmaceutical and other revenue	4,800	560	9,415	641
Research and development	9,377	6,249	18,543	11,585
Selling and marketing	24,001	19,662	47,755	35,958
General and administrative	19,798	15,473	40,710	61,755
Intangible asset amortization	5,391	3,723	10,877	5,524
Total operating expenses	83,597	62,579	166,628	144,697
Loss from operations	(10,733)	(7,474)	(25,981)	(52,889)
Other income (loss), net	1,086	(1,716)	1,870	(1,964)
Loss before income taxes	(9,647)	(9,190)	(24,111)	(54,853)
Income tax benefit	(115)	(152)	(118)	(3,947)
Net loss	$(9,532)	$(9,038)	$(23,993)	$(50,906)
Net loss per common share, basic and diluted	$(0.13)	$(0.13)	$(0.34)	$(0.78)
Shares used to compute net loss per common share, basic and diluted	71,476,966	67,316,065	71,354,002	65,334,890

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue	$386	$156	$657	$287
Research and development	1,452	1,072	3,108	1,916
Selling and marketing	1,660	600	2,705	1,636
General and administrative	2,627	2,236	6,510	4,080
Total stock-based compensation expense	$6,125	$4,064	$12,980	$7,919

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(9,532)	$(9,038)	$(23,993)	$(50,906)
Other comprehensive loss:
Change in currency translation adjustments	(17,369)	—	(22,967)	—

Net comprehensive loss	$(26,901)	$(9,038)	$(46,960)	$(50,906)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2022	2021
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$153,447	$173,197
Short-term investments	10,551	3,964
Accounts receivable	40,448	41,461
Supplies and inventory	14,600	11,225
Prepaid expenses and other current assets	15,999	13,255
Total current assets	235,045	243,102
Property and equipment, net	17,188	15,098
Right-of-use assets, operating leases	14,816	16,043
Intangible assets, net	184,367	202,731
Goodwill	690,040	707,904
Restricted cash	749	749
Other assets	1,993	2,198
Total assets	$1,144,198	$1,187,825
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,328	$12,360
Accrued liabilities	33,565	39,475
Current portion of long-term debt	1,133	1,127
Current portion of deferred revenue	4,193	4,646
Current portion of acquisition-related contingent consideration	5,998	2,682
Current portion of operating lease liabilities	3,930	3,630
Current portion of other liabilities	198	231
Total current liabilities	59,345	64,151
Deferred revenue, net of current portion	—	343
Deferred tax liabilities	4,605	5,592
Acquisition-related contingent consideration, net of current portion	2,358	5,722
Operating lease liabilities, net of current portion	12,529	14,096
Other liabilities	1,210	1,407
Total liabilities	80,047	91,311
Total stockholders’ equity	1,064,151	1,096,514
Total liabilities and stockholders’ equity	$1,144,198	$1,187,825

1. The condensed consolidated balance sheet at December 31, 2021 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 28, 2022.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands of dollars)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net loss	$(23,993)	$(50,906)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,048	7,050
Stock-based compensation	12,584	7,919
Benefit from income taxes	(118)	(3,947)
Interest on end-of-term debt obligation	107	107
Noncash lease expense	1,638	885
Revaluation of acquisition-related contingent consideration	(48)	247
Effect of foreign currency on operations	716	1,866
Impairment of intangible assets	3,318	—
Changes in operating assets and liabilities:
Accounts receivable	(2,936)	(6,713)
Supplies and inventory	(3,654)	(375)
Prepaid expenses and other current assets	(1,830)	(1,288)
Other assets	284	(30)
Operating lease liabilities	(1,680)	(1,017)
Accounts payable	(1,373)	2,758
Accrued liabilities and deferred revenue	(5,298)	4,770
Net cash used in operating activities	(9,235)	(38,674)
Investing activities
Acquisition of Decipher Biosciences, net of cash acquired	—	(574,411)
Purchase of short-term investments	(8,972)	—
Proceeds from maturity of short-term investments	2,175	—
Proceeds from sale of equity securities	—	3,000
Purchases of property and equipment	(4,963)	(2,723)
Net cash used in investing activities	(11,760)	(574,134)
Financing activities
Proceeds from the issuance of common stock in a public offering, net of issuance costs	—	593,821
Payment of long-term debt	(97)	—
Payment of taxes on vested restricted stock units	(1,865)	(7,484)
Proceeds from the exercise of common stock options and employee stock purchases	3,877	6,595
Net cash provided by financing activities	1,915	592,932
Decrease in cash, cash equivalents and restricted cash	(19,080)	(19,876)
Effect of foreign currency on cash, cash equivalents and restricted cash	(670)	(1,797)
Net decrease in cash, cash equivalents and restricted cash	(19,750)	(21,673)
Cash, cash equivalents and restricted cash at beginning of period	173,946	349,967
Cash, cash equivalents and restricted cash at end of period	$154,196	$328,294

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands of dollars)

	June 30,	December 31,
	2022	2021
Cash and cash equivalents	$153,447	$173,197
Restricted cash	749	749
Total cash, cash equivalents and restricted cash	$154,196	$173,946

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands of dollars)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Three Months Ended June 30, 2022
Total revenue	$72,864	$—	$—	$—	$72,864
Cost of testing revenue	18,584	51	—	—	18,533
Cost of product revenue	1,646	—	—	—	1,646
Cost of biopharmaceutical and other revenue	4,800	65	—	—	4,735
Intangible asset amortization (2)	4,869	—	4,869	—	—
Gross margin $	42,965	116	4,869	—	47,950
Gross margin %	59%				66%

Research and development	9,377	293	—	—	9,084
Selling and marketing	24,001	858	—	—	23,143
General and administrative	19,798	(285)	—	3,318	16,765
Intangible asset amortization	522	—	522	—	—
Total operating expenses excluding cost of revenue (3)	53,698	866	522	3,318	48,992
Loss from operations	$(10,733)	$982	$5,391	$3,318	$(1,042)

Three Months Ended June 30, 2021
Total revenue	$55,105	$—	$—	$—	$55,105
Cost of testing revenue	15,589	—	—	—	15,589
Cost of product revenue	1,323	—	—	—	1,323
Cost of biopharmaceutical and other revenue	560	—	—	—	560
Intangible asset amortization (2)	3,402	—	3,402	—	—
Gross margin $	34,231	—	3,402	—	37,633
Gross margin %	62%				68%

Research and development	6,249	—	—	—	6,249
Selling and marketing	19,662	12	—	—	19,650
General and administrative	15,473	3,380	—	—	12,093
Intangible asset amortization	321	—	321	—	—
Total operating expenses excluding cost of revenue (3)	41,705	3,392	321	—	37,992
Loss from operations	$(7,474)	$3,392	$3,723	$—	$(359)

1. Includes transaction related expenses as well as post-combination compensation expenses. For 2021, adjustments consist primarily of transaction-related expenses associated with the acquisition of Decipher Biosciences. For 2022, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($25.0 and $17.5 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($4.9 and $3.4 million) for Q2 2022 and 2021 respectively.
4. Includes $3.3 million expense related to the impairment charge associated with certain developed technology intangible assets

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands of dollars)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Six Months Ended June 30, 2022
Total revenue	$140,647	$—	$—	$—	$140,647
Cost of testing revenue	36,107	104	—	—	36,003
Cost of product revenue	3,221	—	—	—	3,221
Cost of biopharmaceutical and other revenue	9,415	198	—	—	9,217
Intangible asset amortization (2)	9,823	—	9,823	—	—
Gross margin $	82,081	302	9,823	—	92,206
Gross margin %	58%				66%

Research and development	18,543	935	—	—	17,608
Selling and marketing	47,755	2,074	—	—	45,681
General and administrative	40,710	2,605	—	3,318	34,787
Intangible asset amortization	1,054	—	1,054	—	—
Total operating expenses excluding cost of revenue (3)	108,062	5,614	1,054	3,318	98,076
Loss from operations	$(25,981)	$5,916	$10,877	$3,318	$(5,870)

Six Months Ended June 30, 2021
Total revenue	$91,808	$—	$—	$—	$91,808
Cost of testing revenue	26,421	—	—	—	26,421
Cost of product revenue	2,813	—	—	—	2,813
Cost of biopharmaceutical and other revenue	641	—	—	—	641
Intangible asset amortization (2)	5,038	—	5,038	—	—
Gross margin $	56,895	—	5,038	—	61,933
Gross margin %	62%				67%

Research and development	11,585	1	—	—	11,584
Selling and marketing	35,958	68	—	—	35,890
General and administrative	61,755	39,368	—	—	22,387
Intangible asset amortization	486	—	486	—	—
Total operating expenses excluding cost of revenue (3)	109,784	39,437	486	—	69,861
Loss from operations	$(52,889)	$39,437	$5,524	$—	$(7,928)

1. Includes transaction related expenses as well as post-combination compensation expenses. For 2021, adjustments consist primarily of transaction-related expenses associated with the acquisition of Decipher Biosciences. For 2022, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($48.7 and $29.9 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($9.8 and $5.0 million) for H1 2022 and 2021 respectively
4. Includes $3.3 million expense related to the impairment charge associated with certain developed technology intangible assets

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Investor Contact:
Shayla Gorman
Director, Investor Relations
619-393-1545
investors@veracyte.com

Media Contact:
Tracy Morris
Vice President of Global Corporate Communications
650-380-4413
tracy.morris@veracyte.com